AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Transfer Agency and Service Agreement (the “Amendment”) is made and entered into as of July 21, 2025 by and between The Select Sector SPDR Trust (the “Trust” and each series thereof, a “Fund”, and collectively, the “Funds”) and State Street Bank and Trust Company (the “Bank” and, with respect to its transfer agency services, the “Transfer Agent”).

WITNESSETH:

WHEREAS, the parties entered into that certain Transfer Agency and Service Agreement dated as of December 1, 1998, as amended (the “Agreement”); and

WHEREAS, the parties wish to (i) add certain new Funds to the Agreement by updating and replacing Annex A thereto, and (ii) amend certain provisions of the Agreement to reflect operational changes in the processing of redemption transactions with respect to the Funds by the Trust, its Distributors and the Bank;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

I.	Section 1.2(a) of the Agreement is amended by deleting subsection (iii) in its entirety and replacing it with the following:

“(iii) With respect to Shares of each Fund: (A) for which ALPS Portfolio Solutions Distributor, Inc. serves as the Trust’s Distributor, receive from the Distributor redemption orders from Authorized Participants for Creation Unit Aggregations of Shares, which have been received and accepted on behalf of the Trust by the Distributor; or (B) for which State Street Global Advisors Funds Distributors, LLC serves as the Trust’s Distributor, receive redemption orders from Authorized Participants for Creation Unit Aggregations of Shares and accept such requests on behalf of the Trust; and then, in each case, deliver the appropriate documentation thereof to the authorized custodian of the Trust (the “Custodian”); transmit appropriate trade instructions to the National Securities Clearance Corporation (“NSCC”), if applicable; and pursuant to such orders redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder;”

II.	Annex A to the Agreement is hereby deleted in its entirety and replaced with the new Annex A, which is attached to this Amendment.

III.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IV.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted forms.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

THE SELECT SECTOR SPDR TRUST

By: /s/ Ann Carpenter
Name: Ann Carpenter Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ James Hill
Name: James Hill Title: Managing Director

ANNEX A

FUNDS

As of July 21, 2025

Fund/Series	Distributor
The Consumer Discretionary Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Consumer Staples Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Energy Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Financial Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Health Care Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Industrial Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Materials Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Real Estate Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Technology Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Utilities Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Communication Services Select Sector SPDR Fund	ALPS Portfolio Solutions Distributor, Inc.
The Consumer Discretionary Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Consumer Staples Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Energy Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Financial Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Health Care Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Industrial Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Materials Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Real Estate Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Technology Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Utilities Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC
The Communication Services Select Sector SPDR Premium Income Fund	State Street Global Advisors Funds Distributors, LLC